Exhibit 99.1

ARCH CAPITAL GROUP LTD. TO ENTER U.S. MORTGAGE INSURANCE MARKET

THROUGH ACQUISITION OF CMG MORTGAGE INSURANCE COMPANY AND

THE OPERATING PLATFORM OF PMI MORTGAGE INSURANCE CO.

Hamilton, Bermuda, February 8, 2013 — Arch Capital Group Ltd. [Nasdaq: ACGL] today announced that its U.S.-based subsidiaries (Arch U.S. MI) have entered into a definitive agreement to acquire CMG Mortgage Insurance Company (CMG MI) from its current owners, PMI Mortgage Insurance Co. (PMI), which has been in rehabilitation under the receivership of the Arizona Department of Insurance since 2011, and CMFG Life Insurance Company (CUNA Mutual).  Arch U.S. MI also agreed to acquire PMI’s mortgage insurance operating platform and related assets from PMI.  This transaction will allow ACGL to enter the rapidly improving U.S. mortgage insurance marketplace and will broaden its existing mortgage insurance and reinsurance capabilities.  Arch U.S. MI expects to hire the current experienced senior management team and staff of PMI.  ACGL’s global mortgage insurance and reinsurance operations will report to Marc Grandisson, Chairman and CEO of Arch Worldwide Reinsurance Group.

The transaction will provide Arch U.S. MI with nationwide mortgage insurance licenses and a comprehensive mortgage insurance operating platform.  Additionally, Arch U.S. MI expects to enter into distribution and reinsurance agreements with CUNA Mutual, which will continue to serve credit union customers on behalf of Arch U.S. MI.  With these proposed arrangements, Arch U.S. MI will gain significant access to the credit union marketplace immediately upon closing.

It is anticipated that the transaction will close within 12 months, subject to approvals of the Arizona receivership court, applicable regulators and government-sponsored enterprises (GSEs), including the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), and the satisfaction of customary closing conditions.  Additional transaction highlights are included below.

Constantine (Dinos) Iordanou, Chairman and CEO of ACGL, commented, “We are extremely pleased to be able to provide a strong source of private capital to a U.S. mortgage insurance market in great need of capacity, subject to obtaining all required approvals.  We believe that this transaction, which is consistent with our strategy of moving into new specialty lines of business where we can hire experienced teams that fit our corporate culture, will allow us to capitalize on significant opportunities in the U.S. mortgage insurance marketplace.  The new operation will complement our existing European Union-based mortgage insurance and global reinsurance operations, providing us with a platform to participate in mortgage insurance and reinsurance business on a worldwide basis.”

Marc Grandisson commented, “We are very gratified that PMI’s exceptionally strong management team and staff will be joining Arch.  Together with our senior executives, they will form an industry leading team with broad capabilities to meet our clients’ needs over the long term.  We are also extremely pleased to partner with CUNA Mutual on an ongoing basis.  Their access to the credit union marketplace and brand reputation should allow us to secure a strong flow of credit union business.”

“The petition being filed for court approval of this agreement is a significant milestone and positive step in the PMI receivership,” said Germaine L. Marks, Director of the Arizona Department of Insurance.  “The successful negotiation of this transaction clearly evidences Arch’s commitment to the private mortgage insurance market, and the PMI receivership team looks forward to building on that commitment and our relationship with Arch as we move forward.”

Additional Transaction Highlights

Outlined below are some of the key components of the transaction, all of which are subject to the terms and conditions included in the related agreements:

•                              At closing, it is currently estimated that Arch U.S. MI and its affiliates will pay to the sellers aggregate consideration of approximately $300 million.  Additional amounts may be paid based on the actual results of CMG MI’s pre-closing portfolio over an agreed upon period.

•                              Arch U.S. MI will acquire all of the capital stock of CMG MI and its affiliates.

•                              Arch U.S. MI will acquire PMI’s mortgage insurance operating platform and related assets.

•                              An affiliate of Arch U.S. MI will reinsure the run-off of in-force insurance on current, non-delinquent loans included in the primary mortgage insurance originated by PMI for book years 2009-2011.  Other than for the risks assumed by Arch U.S. MI’s affiliate under this reinsurance agreement, the Arch group will not assume any obligation for risks insured under PMI’s existing insurance contracts.

•                              Arch U.S. MI will also enter into a services agreement with PMI to provide for necessary services to administer the run-off of PMI’s legacy business at the direction of PMI.

•                              Subject to applicable regulatory and GSE approvals, an affiliate of Arch U.S. MI will provide quota share reinsurance to CMG MI through a reinsurance agreement that will become effective prior to the closing.

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $5.75 billion in capital at September 30, 2012, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250